SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 3, 2004

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of corporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 252-2000

N/A

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired: None

(b)  Pro forma financial information: None

(c)  Exhibits:

These exhibits are furnished pursuant to Items 9 and 12 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

99.0	Quantification of Close Out Sales Amounts – Annual

99.1	Quantification of Close Out Sales Amounts – Quarterly

Item 9.	Regulation FD Disclosure and

Item 12.	Disclosure of Results of Operations and Financial Condition.

Immediately after the filing of this Form 8-K, Mattel anticipates posting on its corporate website www.mattel.com, under the “Investors & Media - Financial Information - Financial History” section, updated Pro Forma Annual Trends and Pro Forma Quarterly Trends schedules, reflecting the addition to such schedules of the quantification of close out sales amounts for the years ended December 31, 1997 through 2003 and the quarterly periods for 2001 through 2003, respectively, copies of which are furnished herewith. These exhibits are incorporated herein by reference.

Close out sales are sales of certain products that are no longer included in current product lines. Effective October 1, 2003, close out sales previously classified as a reduction of cost of sales are now classified as net sales in the company’s consolidated statements of operations. This change in classification has no impact on gross profit, operating income, net income, EPS, balance sheets or cash flows.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: February 3, 2004

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